Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report on Form 10-K of First Avenue Networks, Inc. (the “Company”) for the year ended December 31, 2004, I, Sandra G. Thomas, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

          (1) such Annual Report on Form 10-K of the Company for the year ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in such Annual Report on Form 10-K of the Company for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Title	Date
/s/ SANDRA G. THOMAS	Chief Financial Officer	May 10, 2005

Sandra G. Thomas